UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 16, 2018

Weatherford International public limited company

(Exact name of registrant as specified in its charter)

Ireland	001-36504	98-0606750
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Weststrasse 1, 6340 Baar, Switzerland	CH 6340
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +41.22.816.1500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01              Entry into a Material Definitive Agreement.

Overview

On August 16, 2018, (1) Weatherford International Ltd., a Bermuda exempted company (“Weatherford Bermuda”) and WOFS Assurance Limited, a Bermuda exempted company, as borrowers, and Weatherford International plc, an Irish public limited company (“Weatherford Ireland”), as guarantor, entered into Amendment No. 3 to Amended and Restated Credit Agreement (“Revolving Amendment”) with JPMorgan Chase Bank, N.A., as administrative agent, and the other lenders and parties thereto, (2) Weatherford Bermuda, as borrower, and Weatherford Ireland, as guarantor, entered into Amendment No. 3 to Term Loan Agreement (“Term Loan Amendment”) with JPMorgan Chase Bank, N.A., as administrative agent, and the other lenders and parties thereto and (3) Weatherford Bermuda, as borrower, and Weatherford Ireland, as guarantor, entered into a 364-Day Revolving Credit Agreement (“364-Day Credit Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent, Morgan Stanley Senior Funding, Inc., as collateral agent, and the other lenders and parties thereto.  The 364-Day Credit Agreement matures on August 15, 2019.

Weatherford had total commitments of $900 million under its Amended and Restated Credit Agreement, dated as of May 9, 2016 (“A&R Credit Agreement”), which matures on July 12, 2019. As of August 16, 2018, Weatherford now has two revolving credit facilities totaling $900 million, comprised of an unsecured senior revolving credit facility in the amount of $583 million, and the secured second lien 364-Day Credit Agreement in the amount of $317 million. On November 14, 2018, the commitments of the extending lenders (as defined below) under the unsecured senior revolving credit facility will be reduced by $54 million. At such date, the total commitments under the two revolving credit facilities will total $846 million.  Below is an illustration of the borrowing capacity available under each of the two revolving credit facilities (i) as of the closing date and (ii) following the November 14, 2018 commitment reduction.

(Dollars in Millions)	6/30/2018	8/16/2018	11/14/2018
Unsecured A&R Credit Agreement	$900	$—	$—
Extended Portion	—	357	303
Non-extended Portion	—	226	226
Secured Second Lien	—	317	317
Total Commitments	$900	$900	$846

Weatherford also has $350 million in borrowings under the Term Loan Agreement as of June 30, 2018 and August 16, 2018 and is required to repay $12.5 million in principal on the last day of each quarter. Weatherford expects outstanding borrowings under the Term Loan Agreement as of November 14, 2018 to be approximately $337.5 million.

Pursuant to the Revolving Amendment, certain lenders agreed to extend their revolving commitments under the senior revolving credit facility (such lenders, representing $674 million, including the 364-Day Credit Agreement, the “extending lenders”). For the extending lenders, the A&R Credit Agreement, as amended by the Revolving Amendment, matures on July 13, 2020 in the amount of $357 million, and is subject to an earlier maturity of June 12, 2020 if, under certain circumstances, there is more than $50 million of Weatherford Bermuda’s 2020 senior notes issued and outstanding on such date.  For lenders that have not agreed to extend their revolving commitments (such lenders, representing $226 million), the A&R Credit Agreement matures on July 12, 2019.

In addition, pursuant to each of the Revolving Amendment and the Term Loan Amendment, Weatherford Ireland secured consents to modify each of the A&R Credit Agreement and Term Loan Agreement, dated as of May 4, 2016, to permit the debt and the liens (as described below) to be incurred under the 364-Day Credit Agreement and to make other modifications, certain of which are detailed below.

The Revolving Amendment and the Term Loan Amendment revised the A&R Credit Agreement and Term Loan Agreement, respectively, to, among other things, (a) increase the amount of receivables purchase facilities and factoring transactions permitted thereunder from $300 million to $400 million in any fiscal year, so long as any transactions do not exceed $100 million in any fiscal quarter; (b) limit the principal amount of permitted Specified Senior Indebtedness (as defined therein) to $200 million at any time outstanding; (c) increase the permitted principal amount secured by liens on cash and cash equivalents to secure obligations in respect of certain credit support instruments from $25 million to $100 million; and (d) incorporate a Current Asset Coverage Ratio (Total Current Asset Value to Total Measured Secured Indebtedness, as defined in the A&R Credit Agreement and Term Loan Agreement) of not less than 2.1 to 1 so long as the 364-Day Credit Agreement is in full force and effect.

Details Regarding the 364-Day Credit Agreement

Interest

Loans under the 364-Day Credit Agreement are subject to varying rates of interest based on whether the loan is a Eurodollar loan or an alternate base rate loan.

Eurodollar Loans.  Eurodollar loans bear interest at the Eurodollar rate, which is LIBOR, plus the applicable margin.  The applicable margin ranges from 2.175% to 3.95% depending on the Specified Senior Leverage Ratio (as described below).

Alternate Base Rate Loans.  Alternate base rate loans bear interest at the alternate base rate plus the applicable margin. The applicable margin under the A&R Credit Agreement ranges from 1.175% to 2.95% depending on the Specified Senior Leverage Ratio.

Guarantees and Security

Obligations under the 364-Day Credit Agreement are secured by the current assets of certain subsidiaries of Weatherford Ireland.  Accordingly, certain subsidiaries of Weatherford Ireland entered into a 364-Day Facility U.S. Pledge and Security Agreement (“U.S. Pledge and Security Agreement”), dated as of August 16, 2018, by and among the subsidiary parties thereto and Morgan Stanley Senior Funding, Inc., as collateral agent under the 364-Day Credit Agreement, pursuant to which certain subsidiaries granted to Morgan Stanley Senior Funding, Inc., on behalf of the lenders, a security interest in certain current assets.  In addition, obligations under the 364-Day Credit Agreement are guaranteed by Weatherford Ireland and a material portion of its subsidiaries pursuant to an Affiliate Guaranty, dated as of August 16, 2018, by Weatherford Ireland and certain subsidiary parties thereto, as guarantors, in favor of JPMorgan Chase Bank, N.A., as administrative agent under the 364-Day Credit Agreement (the “Guaranty”).

Covenants

The 364-Day Credit Agreement contains customary representations and warranties and contain covenants including, among others, the following:

•              a prohibition against incurring debt, subject to permitted exceptions;

•              a restriction on creating liens on assets and the assets of our operating subsidiaries, subject to permitted exceptions;

•              restrictions on mergers and asset dispositions;

•              restrictions on use of proceeds, investments, transactions with affiliates, or change of principal business;

•              a provision limiting derivative transactions;  and

•              maintenance of the following financial covenants (the first three of which remain unchanged from the A&R Agreement and Term Loan Agreement):

1.             Specified Senior Leverage Ratio (Specified Senior Indebtedness to Specified Consolidated Adjusted EBITDA) of no greater than 2.5 to 1.

2.             Specified Leverage and LC Ratio (Specified Senior Indebtedness and all Specified Letters of Credit to Specified Consolidated Adjusted EBITDA) of no greater than 3.5 to 1.

3.             Specified Asset Coverage Ratio (Total Specified Asset Value to Specified Senior Indebtedness) of at least 4 to 1.

4.             Current Asset Coverage Ratio (Total Current Asset Value to Total Measured Secured Indebtedness) of not less than 2.1 to 1.

Events of Default

The 364-Day Credit Agreement contains customary events of default that include, among other things, the failure to comply with the financial ratios described above, non-payment of principal, interest or fees, violation of covenants, inaccuracy of representations and warranties, bankruptcy and insolvency events, material judgments, cross-defaults to material indebtedness and events constituting a change of control.  If an event of default occurs and is continuing, all amounts outstanding under the 364-Day Credit Agreement may become immediately due and payable.

“Limitations” or “Other”

The foregoing descriptions of the Revolving Amendment, Term Loan Amendment, the 364-Day Credit Agreement, the U.S. Pledge and Security Agreement and the Guaranty are summaries only and are qualified in their entirety by reference to the Revolving Amendment, Term Loan Amendment, the 364-Day Credit Agreement, the U.S. Pledge and Security Agreement and the Guaranty, copies of which are attached as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, Exhibit 10.4 and Exhibit 10.5, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item and contained in Item 1.01 above in this Form 8-K is incorporated by reference.

Item 9.01             Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Exhibit Description
10.1

Amendment No. 3 to Amended and Restated Credit Agreement, dated August 16, 2018, among Weatherford International Ltd. (Bermuda), Weatherford International plc (Ireland), the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

10.2

Amendment No. 3 to Term Loan Agreement, dated August 16, 2018, among Weatherford International Ltd. (Bermuda), Weatherford International plc (Ireland), the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

10.3

364-Day Revolving Credit Agreement, dated August 16, 2018, among Weatherford International Ltd. (Bermuda), Weatherford International plc (Ireland), the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent and Morgan Stanley Senior Funding, Inc., as collateral agent.

10.4	364-Day Facility U.S. Pledge and Security Agreement, dated as of August 16, 2018, by and among the subsidiaries party thereto and Morgan Stanley Senior Funding, Inc., as collateral agent.

10.5	Affiliate Guaranty, dated August 16, 2018, by Weatherford International plc and the subsidiaries party thereto, as guarantors, in favor of JPMorgan Chase Bank, N.A., as administrative agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Weatherford International plc
Date: August 20, 2018

	By:	/s/ Christoph Bausch
	Name:	Christoph Bausch
	Title:	Executive Vice President, and Chief Financial Officer